As filed with the Securities and Exchange Commission on August 2, 1994


                                                       Registration No.





                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933


                             McKESSON CORPORATION
            (Exact name of registrant as specified in its charter)


Delaware                                     94-3040479
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)



One Post Street
San Francisco, California                    94104
(Address of Principal Executive Offices)     (Zip Code)



              McKesson Corporation 1994 Option Gain Deferral Plan
                             (Full Title of Plan)


Nancy A. Miller                                 Ivan D. Meyerson
Vice President and                              Vice President and
 Corporate Secretary                             General Counsel
One Post Street                                 One Post Street
San Francisco, CA 94104                         San Francisco, CA 94104
(Name and address of agents for service)



                                (415) 983-8300
(Telephone number, including area code, of agents for service)


CALCULATION OF REGISTRATION FEE



                                                Proposed
                                    Proposed    Maximum
                        Amount      Maximum     Aggregate   Amount of
Title of Securities     to be       Offering    Offering    Registra-
to be Registered        Registered  Price       Price       Fee
- ----------------------------------------------------------------------
General Obligations     $25,000,000 $25,000,000 $25,000,000 $8,620.69
of McKesson
Corporation under the
McKesson Corporation
1994 Option Gain
Deferral Plan in the
principal amount of
$25,000,000


* This registration statement covers the principal amount of $25,000,000 and the registration fee is based upon such principal amount.



                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual
Information.*

Item 3.     Incorporation of Certain Documents by Reference.

      The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1994.

      (b) The Company's Definitive Proxy Statement dated June 14, 1994, filed with the Commission pursuant to Section 14 of the Exchange Act in connection with the annual meeting of stockholders originally scheduled to be held on July 27, 1994 (including the financial Appendix thereto).

      (c)   The Company's Schedule 14D-9 dated July 15, 1994.

      (d)   The Company's press release dated July 11, 1994.

      (e)   The Company's Current Report on Form 8-K dated July 29,
            1994.

      In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

      The McKesson Corporation Option Gain Deferral Plan (the "Plan") is an unfunded deferred compensation plan. The securities to be issued under the Plan constitute general obligations of the Registrant and will be offered to eligible Plan participants who may elect to defer receipt of any or all of the cash portion of their exercisable option gains described herein. An aggregate principal amount of $25,000,000 is being registered under the Plan.

- --------------------
*     Information required by Part I to be contained in the
      Section 10(a) prospectus is omitted from the Registration
      Statement in accordance with Rule 428 under the Securities
      Act of 1933 and the Note to Part I of Form S-8.

      Participation in the Plan is limited to the non-employee members of the Registrant's Board of Directors and to key employees of the Registrant who received stock options and who, in connection with the restructuring of the Company that will result in the sale of the PCS business to Eli Lilly and Company (the "Transaction"), elect to defer receipt of any or all of the cash portion of their exercisable option gains (the "Option Gain") otherwise payable in the Transaction. The minimum amount of the Option Gain that may be deferred by a participating employee or non-employee director under the Plan is $5,000 and the maximum amount is 100% of the Option Gain. Notwithstanding these limits, deferrals may be reduced by the Company to leave sufficient remaining compensation for legally required taxes and other authorized deductions. All obligations under the Plan will be assigned to and assumed by the Registrant's subsidiary, SP Ventures, Inc. (to be renamed McKesson Corporation) ("New McKesson") in connection with the Transaction.

      The Option Gain deferred by a participant under the Plan is credited to a separate bookkeeping account for such participant. No actual funds or Registrant stock are set aside for the purpose of funding the Registrant's obligation to pay this deferred amount. Interest will be credited to each account for each year of a participant's participation in the Plan at a rate equal to the Moody's Corporate Bond Yield Average for December of the preceding year. Each account balance will be compounded monthly at the twelfth root of the annual declared rate of interest provided for under the Plan. The interest rate to be credited for the remainder of calendar year 1994 is 7.5%.

      Deferrals are generally subject to a minimum deferral period of two years following the date of deferral. However, upon termination of employment for any reason other than retirement or death, a participant's full account balance will be paid to the participant regardless of any prior deferral election. Upon retirement under the McKesson Corporation Retirement Plan or in the event of a participant's death, Plan benefits will be distributed in the form and at the time designated by the participant's prior valid deferral election selected from the payment options offered by the Plan. In the case of undue hardship for a participant, the Plan Administrator, in its sole discretion, may direct payment to a participant of all or any portion of any amounts deferred. The Plan does not provide for distribution of deferred funds to participants upon a change in control.

      Amounts paid under the Plan will be paid from the general funds of the Registrant or New McKesson, and each participant and his or her beneficiaries have the status of unsecured general creditors of the Registrant and New McKesson with no special or prior right to any assets of the Registrant or New McKesson for payment of any obligations under the Plan. Except as otherwise provided by law, Plan benefits are not assignable and may not be used as security for loans or otherwise alienated. As of June 30, 1994, the aggregate amount of indebtedness of the Registrant senior to the rights of the participants in the Plan was approximately $302 million. Under the Plan, there is no limitation on the Registrant's (or New McKesson's) right to issue additional senior debt or other securities. No events of default exist under the Plan nor is any absence of default evidence required. No trust of any kind is created by the Plan for the benefit of any participant or participant's beneficiary.

      The Plan may be terminated or amended at any time by an action of the majority of the Registrant's (or New McKesson's) Board of Directors. Any amendment will be prospective, so that benefits attributable to prior compensation deferrals will not be affected by such amendment. If the Plan is terminated, previously deferred compensation and credited interest will be paid under the terms of the Plan as soon as is practicable after termination.

Item 5.  Interests of Named Experts and Counsel.

            Not Applicable

Item 6.  Indemnification of Officers and Directors

      Paragraph 7 of Article SIX of the Company's Restated
Certificate of Incorporation provides as follows:

      "7. The Corporation shall indemnify (a) its directors to the fullest extent permitted by the laws of the State of Delaware now or hereafter in force, including the advance of expenses under the procedures provided by such laws, (b) all of its officers to the same extent as it shall indemnify its directors, and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. Subject only to any limitations prescribed by the laws of the State of Delaware now or hereafter in force, the foregoing shall not limit the authority of the Corporation to indemnify the directors, officers and other employees and agents of this Corporation consistent with law and shall not be deemed to be exclusive of any rights to which those indemnified may be entitled as a matter of law or under any resolution, By-Law provision, or agreement."

      Under Section 145 of the General Corporation Law of the State of Delaware, the state in which the Registrant is incorporated, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party, or by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents. In general, Section 145 provides that a corporation has the power to indemnify directors,, officers, employees or agents where the individual acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such individual's conduct was unlawful. In circumstances where the individual shall have been adjudged to be liable for negligence or misconduct in the performance of such individual's duty to the corporation, indemnification will be allowed only to the extent that the court considering the action decides, in view of the circumstances, the individual is entitled to indemnity.

      The directors and officers of the Registrant and its subsidiaries are covered by policies of insurance under which they are insured, within limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; the Registrant is similarly insured, with respect to certain payments it might be required to make its directors or officers under the applicable statutes and its charter provisions. In addition, pursuant to authority contained in Article VIII of the Registrant's By-Laws ("Article VIII"), the Registrant has entered into indemnification agreements with its directors and officers. Those agreements, in effect, give each director and officer a contractual right to assert against the Registrant the indemnification rights provided to them in Article VIII upon the occurrence of an Indemnifiable Event (as defined in the agreements). The agreements further provide for the funding of a trust by the Registrant in certain specified circumstances in an amount sufficient to satisfy the indemnitee's expenses and liabilities relating to an Indemnifiable Event.

Item 7.  Exemption from Registration Claimed.

            Not Applicable

Item 8.  Exhibits.


     The exhibits listed below are filed as part of this Registration Statement:


Exhibit
   No.                              Description
- -----------------------------------------------------------------

   4        McKesson Corporation 1994 Option Gain Deferral Plan
            Summary

   5 Opinion of Ivan D. Meyerson, Vice President and General Counsel of the Registrant, as to the legality of the securities being registered

  23        Independent Auditors' Consent

  23.1 Consent of Ivan D. Meyerson, Vice President and General Counsel of the Registrant, is included in Exhibit 5 to this Registration Statement

  24 Powers of Attorney pursuant to which certain officers and directors of the registrant signed this Registration Statement

  99.1      Memorandum to Executives and Non-Employee Directors
            Eligible to Participate in the McKesson Corporation
            1994 Option Gain Deferral Plan dated August 2, 1994

  99.2 Form of Participant's Election to Defer Cash Portion of Option Gain under the McKesson Corporation 1994 Option Gain Deferral Plan

Item 9.  Undertakings.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events effective arising after the date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 2nd day of August 1994.


                                     McKESSON CORPORATION
                                     (Registrant)



                                     By:/s/Nancy A. Miller
                                     Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                         Date
- ---------                     -----                         -----

*
- -----------------
Alan J. Seelenfreund          Chairman of the Board         August 2, 1994
                              and Chief Executive Officer
                              (Principal Executive Officer)

*
- -----------------
David E. McDowell             President, Chief              August 2, 1994
                              Operating Officer
                              and Director

*
- -----------------
Garret A. Scholz              Vice President                August 2, 1994
                              Finance (Principal
                              Financial Officer)

*
- -----------------
Richard H. Hawkins            Vice President and            August 2, 1994
                              Controller (Principal
                              (Accounting Officer)

*
- -----------------
Tully M. Friedman             Director                      August 2, 1994

*
- -----------------
James R. Harvey               Director                      August 2, 1994

*
- -----------------
George M. Keller              Director                      August 2, 1994


*
- -----------------
Leslie L. Luttgens            Director                      August 2, 1994

*
- ----------------
John M. Pietruski             Director                      August 2, 1994


- ----------------
Jane E. Shaw                  Director                      August 2, 1994

*
- ----------------
Robert H. Waterman, Jr.       Director                      August 2, 1994


*By: /s/Nancy A. Miller
     (Attorney-in-Fact)


                                 EXHIBIT INDEX

Exhibit
  No.                         Description
- ---------------------------------------------------------------

   4        McKesson Corporation 1994 Option Gain Deferral Plan
            Summary

   5 Opinion of Ivan D. Meyerson, Vice President and General Counsel of the Registrant, as to the legality of the securities being registered

  23        Independent Auditors' Consent

  23.1 Consent of Ivan D. Meyerson, Vice President and General Counsel of the Registrant, is included in Exhibit 5 to this Registration Statement

  24 Powers of Attorney pursuant to which certain officers and directors of the registrant signed this Registration Statement

  99.1      Memorandum to Executives and Non-Employee Directors
            Eligible to Participate in the McKesson Corporation
            1994 Option Gain Deferral Plan dated August 2, 1994

  99.2 Form of Participant's Election to Defer Cash Portion of Option Gain under the McKesson Corporation 1994 Option Gain Deferral Plan

                                                                     EXHIBIT 4


                                                                   August 1994

                             McKESSON CORPORATION
                        1994 OPTION GAIN DEFERRAL PLAN

                                    SUMMARY

The McKesson Corporation Option Gain Deferral Plan ("OGDP" or the "Plan") provides eligible executives and non-employee directors with an opportunity to reduce current taxable income by deferring for future receipt the cash portion of any gains you will realize from exercisable stock options in connection with the restructuring of McKesson Corporation that will result in the sale of the PCS business to Eli Lilly and Company (the "Transaction"). This summary outlines the principal Plan provisions.

PARTICIPATION

You are eligible to defer compensation under the Plan if you:

     * are a participant in the McKesson Corporation 1978 Stock
Option Plan, and
     * are otherwise entitled to receive a cash payment in cancellation of your exercisable Company stock options in connection with the Transaction.

AMOUNT OF DEFERRAL

An eligible executive or director may elect to defer up to the entire net amount (after payment of applicable taxes, such as FICA tax) of the gain that is paid in cash to holders of exercisable stock options upon completion of the Transaction.
Any deferral of the cash portion of any option gains realized due to the Transaction must be at least $5,000.

The gain on exercisable stock options that results from the Transaction will be provided in a combination of cash and new exercisable options for new McKesson. The amount of your exercisable option gain is based on the average closing price of new McKesson common shares over the ten consecutive trading days following distribution of these shares to shareholders. Therefore, the exact amount of the cash portion of the gain from exercisable stock options eligible for deferral cannot be determined with certainty until after expiration of that trading period.

This Plan does not apply to gains realized by the exercise of options or the sale of option shares before the completion of the Transaction nor to gains realized from the exercise of new exercisable options received as a result of the Transaction or to the sale of these option shares.

As a condition to making the deferral election, you must agree that, so long as the Transaction has not been abandoned, you will not exercise stock options to the extent that such exercise would prevent your deferral of the amount of the cash portion of the option gains so designated on your OGDP deferral election form (other than to avoid an option's expiration in accordance with its terms).

_________________________________________________________________
THIS DOCUMENT CONSTITUTES A PART OF A PROSPECTUS COVERING
SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933.

MINIMUM DEFERRAL PERIOD

The minimum deferral period is basically two years following the date of deferral. Accordingly, any exercisable stock option gain deferred during 1994 may generally not be paid to you until January 1997. However, an earlier payment will be made to you upon your termination, death, disability, or retirement. In the event of your death, payment under the Plan may commence immediately to your beneficiary in accordance with a valid election.

MODIFICATION OF PRIOR ELECTIONS

Any deferral election may be modified as to its payment form and timing to the extent such change:

     * is made at least one year prior to the previously scheduled commencement of benefits; and
     * does not provide for payment within one year of the election.

1994 INTEREST RATE: 7.5%

The interest rate to be credited during 1994 on OGDP balances will be 7.5%. Interest will be credited in future years at the Moody's Corporate Bond Yield Average - Monthly Average Corporates applicable in December of each prior year.

DISTRIBUTIONS FROM THE PLAN

Unless an earlier distribution is made (as described above), the distribution date must be at least two years after the end of the calendar year in which the election is made. Therefore, an employee may elect to receive a distribution of his account balance before his termination of employment, subject to a minimum 2-year deferral period.

If you terminate employment for any reason other than retirement, disability, or death, your full account balance will be paid to you at that time, regardless of any prior deferral election under OGDP. Upon retirement or disability, or in the event of your death, Plan benefits will be distributed in the form and at the time you designated in a prior valid election. The Plan does not provide for distribution of account balances upon change of control.

A hardship withdrawal of all or a portion or your account balance may also be available, subject to the discretion of the Plan
Administrator.

RELATIONSHIP TO OTHER BENEFITS

PSIP, Supplemental PSIP, Retirement Plan, Life insurance, Short-
Term Disability, and Long-Term Disability (LTD) benefits are not affected by deferrals under OGDP.

TAXES

Appropriate FICA tax on the funds you defer, as well as income taxes on any amount withheld to pay FICA tax, will be collected or withheld from your distribution of the option gains following the completion of the Transaction. McKesson has been advised that your option gain deferrals and interest credited under the Plan should not be subject to federal and state income tax until distributed from the Plan. Federal and state taxes will be withheld in the future when OGDP distributions are made to you or your beneficiaries. However, inasmuch as the Company is in no position to provide individuals with tax advice, eligible executives and non-employee directors are encouraged to consult their own tax advisors concerning the tax consequences of currently receiving option gains in cash or making a deferral election under OGDP.

The Plan is not funded and is not intended to be qualified under
Section 401(a) of the Internal Revenue Code.

BOOKKEEPING ACCOUNT ONLY

Deferred amounts are recorded by the Company only as a bookkeeping account, and no actual funds are set aside. In the event of bankruptcy, your rights are unsecured and may be subordinated to those of the Company's creditors.

NO ASSIGNMENT OF PLAN BENEFITS

Except as otherwise provided by law, your Plan benefit is not assignable, either by you or someone else. You may not transfer, use as security for a loan or otherwise alienate your Plan benefit.

PLAN AMENDMENT OR TERMINATION

The Plan may be amended or terminated at any time by action of a majority of the Board of Directors of the Company or, after the completion of the Transaction, a majority of the Board of Directors of new McKesson. Any benefits attributable to prior exercisable option gain deferrals are not affected by such action. In the event of Plan termination, previously deferred compensation and credited interest shall be paid under the terms of the Plan as soon as practicable following the Plan termination.

NO EMPLOYMENT CONTRACT

Nothing in the Plan or this summary shall grant any rights of continued employment. Also, this summary does not prohibit changes in the terms of, or the termination of, employment of an employee covered by the Plan.

ERISA RIGHTS

The Employee Retirement Income Security Act of 1974 (ERISA) protects employees' rights under benefit plans. As a plan subject to ERISA, the Plan must meet certain requirements relating to reporting and disclosure, retention of records, and communication of plan benefits.

OTHER INFORMATION

The Plan Administrator maintains the records relating to your benefits under the Plan. A report summarizing the status of your account under the Plan is available upon request. Any such request regarding your Plan benefits or for other information relating to the operation of the Plan should be directed as follows:

              Manager, Retirement and PSIP Department
              McKesson Corporation
              One Post Street, 14th Floor
              San Francisco, CA  94104
              Telephone: (415) 983-8572

This summary outlines the provisions of the Plan. The summary does not state all the Plan terms and conditions. The Plan document will govern the actual Plan benefits paid from the Plan.
Copies of the Plan can be requested by contacting the Plan
Administrator.

You may also obtain without charge, upon written or oral request to the Plan Administrator, the documents incorporated by reference in Item 3 of Part II of the Company's Registration
Statement on Form S-8.

ELECTION FORM DUE DATE

If you wish to defer all or any of the cash portion of any exercisable option gain resulting from the Transaction, you can make your election on the attached form. Any such deferral will be deducted from the cash portion of the gain otherwise payable upon completion of the Transaction. Your election form must be received by August 19, 1994 and will be irrevocable after that date. The election form may be faxed to the Retirement & PSIP Department at (415) 983-8549.

                                                           EXHIBITS 5 and 23.1

August 2, 1994

Securities and Exchange Commission
File Desk, Room 1004
450 Fifth Street, NW
Washington, DC 20549

Dear Sir or Madam:

McKesson Corporation (the "Company") is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 for the purpose of registering under the Securities Act of 1933, as amended, General Obligations of the Company in the principal amount of $25,000,000 pursuant to the Company's 1994 Option Gain Deferral Plan.

As General Counsel of the Company, I have examined such documents and such matters of fact and law as I have deemed necessary for the purpose of rendering the opinion expressed herein.

Based upon the foregoing, I am of the opinion that the General
Obligations of the Company described above have been duly authorized and will be validly issued, fully paid and non-assessable.

Pursuant to the requirements of the Securities Act of 1933, as amended, I hereby consent to the filing of this opinion as an exhibit to the registration statement referred to above, including any amendments thereto.

Very truly yours,


/s/Ivan D. Meyerson
Vice President and General Counsel

                                                                    EXHIBIT 23

                     INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of McKesson Corporation on Form S-8 of our report dated May 16, 1994 (July 10, 1994 as to Note 1), which expresses an unqualified opinion and includes an explanatory paragraph relating to the Corporation's change in its method of accounting for postemployment benefits, postretirement benefits other than pensions and environmental clean-up costs appearing in the Form 8-K of McKesson Corporation dated July 29, 1994.


/s/DELOITTE & TOUCHE
San Francisco, California
August 2, 1994


                                                                    EXHIBIT 24

                           POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

          WHEREAS, McKesson Corporation, a Delaware Corporation (the "Company"), contemplates filing with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, a Registration Statement on Form S-8 (and amendments thereto, including post-effective amendments), registering General Obligations of the Company under the Company's 1994 Option Gain Deferral Plan.

          WHEREAS, the undersigned is an officer or director, or both, of the Company,

           NOW, THEREFORE, the undersigned hereby constitutes and appoints Nancy A. Miller and Ivan D. Meyerson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the aforementioned Registration Statement and any and all amendments (including post-effective amendments) thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 27th day of July, 1994.



/s/Alan J. Seelenfreund


/s/David E. McDowell


/s/Garret A. Scholz


/s/Richard H. Hawkins


/s/Tully M. Friedman


/s/James R. Harvey


/s/George M. Keller


/s/Leslie L. Luttgens


/s/John F. Pietruski


Jane E. Shaw


/s/Robert H. Waterman, Jr.


                                                                  EXHIBIT 99.1


Memorandum To Executives and        August 2, 1994
Non-Employee Directors
Eligible to Participate in
Option Gain Deferral Plan

From: Bill Armstrong                Corporate Headquarters
                                    (415) 983-9437

Option Gain Deferral Plan --
Action Required by 8/19/94


We are pleased to announce that we have established the McKesson Corporation 1994 Option Gain Deferral Plan ("OGDP") allowing you to defer the cash portion of the gain you will realize from your exercisable stock options in connection with the restructuring of McKesson Corporation that will result in the sale of the PCS business to Eli Lilly and Company (the "Transaction").

You will recall from earlier communications that you will receive some of the gain in the value of your vested options in cash and the balance in vested stock options for shares of new McKesson. Under the OGDP, (and subject to the deferral ceiling established by the Company as explained below) you will be able to defer up to 100% of the cash portion of your gain. This offer does not apply to any portion of the gain you will receive in new vested options which you may subsequently exercise. An election to defer the entire cash portion of your gain should result in a deferral into the OGDP of the gain remaining after payment of applicable taxes, such as FICA. I encourage you to read all the materials before making your final decision. I also encourage you to consult with your tax advisor concerning the tax consequences of currently receiving your option gains in cash or making a deferral election under OGDP.

The interest rate credited for the remainder of calendar year
1994 on OGDP balances will be 7.5%. Thereafter, the interest rate will be set each year at the Moody's Corporate Bond Yield
Average for December of the preceding year.

Depending upon participants' response to this deferral opportunity, the Company may not be able to accept all deferrals under this plan. If total deferrals are too large, each participant's deferral will be reduced proportionately.

Unlike other payments of salary and incentive awards, stock option gains, whether or not deferred, are not eligible for a Company match under the Profit-Sharing Investment Plan (PSIP) or the Supplemental PSIP.
A summary of the provisions of the OGDP is enclosed for your review along with a deferral election form. Should you wish to make a deferral election, your election form must be received by August 19, 1994. Deferral elections will be irrevocable after that date.

If you have any questions regarding the OGDP, please call Rick
Schmitt at (415) 983-9052.


                                                                  EXHIBIT 99.2


                             McKESSON CORPORATION
                     1994 OPTION GAIN DEFERRAL PLAN (OGDP)

          PARTICIPANT'S ELECTION TO DEFER CASH PORTION OF OPTION GAIN
                   in connection with the restructuring of
                     McKesson Corporation that will result
               in the sale of the PCS business to Eli Lilly and
                          Company (the "Transaction")


I.  ELECTION TO PARTICIPATE

    Having been designated eligible to participate in the McKesson Corporation 1994 Option Gain Deferral Plan, I hereby elect to defer compensation under the Plan in the amount stated in Section II.

II.  AMOUNT OF COMPENSATION DEFERRED (Minimum deferral is $5,000)

    I elect to defer receipt of the following amount of the cash portion of any option gain realized upon completion of the Transaction.

    []         percent (%) of cash gain.  [] Cash gain in the
                                     amount of $       .

III. METHOD OF PAYMENT

    A.  Form of Benefit

        I elect distribution of my balance attributable to the
        cash portion of the option gain realized upon completion
        of the Transaction in the following form:
    []  Single Sum.   []     Payment in                (2 to 10)
                             approximately equal annual installments.

    B.  Time Payments Begin

        I elect to have payment of my balance attributable to the cash portion of the option gain realized upon completion of the Transaction at the following time:

            [] As soon as practicable following termination of my employment due to retirement if paid in a single sum.
            []  In January of the year                  (and each
                year thereafter if to be paid in installments).
            []  In January of the                  year following
                termination of my employment due to retirement (and each year thereafter if to be paid in installments).

    All Plan funds will be paid in a single sum as soon as practicable following termination of employment (except in the case of retirement, disability or death).

IV.     DESIGNATION OF BENEFICIARY

    My beneficiary is:

    __________________  ____________  __________  ______________
        Full Name       Relationship  Birth Date     Address

    __________________  ____________  __________  ______________


    If more than one, the share of any designated beneficiary who shall not survive me by more than 30 days to receive all segments, shall go to the survivors share and share alike, and, if no survivors, to my estate.

    Unless otherwise indicated below, the above beneficiary designation shall apply only to OGDP.

V.  PRE-RETIREMENT DEATH BENEFIT ELECTION

    A.  Form of Benefit for Beneficiary

        In the event of my death before benefits have begun, I elect to have my balance attributable to the cash portion of the option gain realized upon the completion of the Transaction paid to my Beneficiary in the following form:

            []  Single Sum.   []  Payment in             (2 to 10)
                                approximately equal annual
                                installments.

    B.  Time Payment Begins

        I elect to have payment of my balance attributable to the cash portion of the option gain realized upon completion of the Transaction to my Beneficiary begin at the following time:

            [] As soon as practicable following my death (and each year thereafter if to be paid in installments).
            [] In January of the _____ year following my death (and each year thereafter if to be paid in installments).
            [] When I would otherwise receive distributions under this Plan.

VI.     DISABILITY BENEFIT ELECTION

    Notwithstanding my elections in Section III above, in the event of my disability, I also elect payment of my balance attributable to the cash portion of the option gain realized upon the completion of the Transaction in (1 to 10) approximately equal annual installments, the first installment to be paid in January of the _______ year following determination of disability.

VII.    SUMMARY OF PRINCIPAL PLAN PROVISIONS

    I understand that:

    * So long as the Transaction has not been abandoned, I may not exercise stock options to the extent that such exercise would prevent my deferral of the amount of the cash portion of the option gains so designated herein (other than to avoid an option's expiration in accordance with its terms).

    * If my election does not result in a minimum of $5,000 deferred, it shall be invalid.

    * My deferral of any option gain realized upon completion of the Transaction is not subject to a Company match under the PSIP or the Supplemental PSIP.

    * The remainder of any exercisable option gains not deferred will be paid in cash and new exercisable options for new
        McKesson upon completion of the Transaction.

    * Minimum deferral period is 2 years from the date the election is made, unless distribution is made due to retirement, death, disability, or termination.

    * The Plan does not provide for distribution of account balances upon change of control.

    * This deferral will be established only as a bookkeeping account. In the event of bankruptcy, my rights are unsecured and may be subordinated to those of the Company's creditors.

    *   If I terminate employment with the Company and new
        McKesson prior to the completion of the Transaction, I may not defer the amount of compensation I elected under
        Section II.

    * The Company will withhold appropriate taxes on future OGDP payments as they are made to me and my Beneficiary.

    * In the event of my death after payment of benefits has begun, my Beneficiary will continue to receive benefits at the times and in the same form as I was receiving.
        However, in the event of my death before payment of benefits has begun, benefits will be paid at the time and in the form designated in Section V above.

    Please refer to the Plan document for further Plan provisions.


        ________________  _____________  ________  ______________
           Print Name       Signature      Date         Work
                                                   Location/Phone
VIII.   CONSENT OF SPOUSE

    I, _______________________________, acknowledge that I am the spouse of __________________________________, who is a
    participant in the McKesson Corporation 1994 Option Gain Deferral Plan (OGDP). I understand that my spouse has designated a beneficiary other than me to receive more than 50% of the value of the account under the Plan, and that I will not receive at least 50% of the account balance in the event of my spouse's death. I consent to such designation of beneficiary by my spouse.


    ____________________         ___________________________
            Date                     Signature of Spouse


    Return Form To:     Richard M. Schmitt
                        Retirement & PSIP
                        One Post Street, 20th Floor          Fax: 415-983-8549